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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
ENERGY EAST CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ENERGY EAST CORPORATION
Albany, New York
Portland, Maine

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be held June 18, 2004

To the holders of common stock of
Energy East Corporation:

        You are cordially invited to attend the Annual Meeting of Stockholders of Energy East Corporation, which will be held at the Citicorp/Citibank Auditorium, 12th Floor, 399 Park Avenue, New York, New York on June 18, 2004, at 9:00 A.M. (Eastern Daylight Saving Time). The meeting is being held for the following purposes:

  (1)
  To elect four directors to serve in Class III for a term expiring at the 2007 Annual Meeting;

  (2)
  To approve an amendment to the Certificate of Incorporation to eliminate the classification of the Board of Directors;

  (3)
  To approve an amendment to the Certificate of Incorporation to eliminate cumulative voting in the election of Directors;

  (4)
  To approve an existing employee stock purchase plan;

  (5)
  To ratify the appointment of PricewaterhouseCoopers LLP as independent public accountants;

and for the transaction of any other business properly brought before the meeting or any adjournment thereof.

        Holders of record of common stock at the close of business on April 22, 2004, will be entitled to notice of and to vote at the meeting.

        In connection with the Annual Meeting, you have three ways to vote by proxy: (a) by mail, (b) by telephone and (c) over the Internet. To vote by telephone or over the Internet, you should follow the instructions on the enclosed proxy form. To vote by mail, you should complete and return the enclosed proxy card in the envelope provided, which requires no postage if mailed in the United States. You may revoke your proxy at any time before the vote is taken by voting again by telephone or over the Internet, by delivering to the Secretary of the Company a written revocation or a proxy with a later date or by oral revocation in person to any of the persons named on the enclosed proxy card at the Annual Meeting.

By Order of the Board of Directors,
Robert D. Kump Vice President, Treasurer & Secretary

Dated: April XX, 2004

Please mark, sign and date the enclosed proxy and return it in the envelope enclosed for your convenience or follow the instructions on the enclosed proxy form to vote by telephone or over the Internet.

PROXY STATEMENT
Annual Meeting of Stockholders
To be held June 18, 2004

        This proxy statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Energy East Corporation (the "Company"), for use at the Company's Annual Meeting of Stockholders to be held on June 18, 2004, at the Citicorp/Citibank Auditorium, 12th Floor, 399 Park Avenue, New York, New York. This proxy statement and the form of proxy were first mailed to holders of common stock on or about April 26, 2004. The mailing address of the Company is P.O. Box 12904, Albany, New York 12212-2904.

Annual Report

        An Annual Report to Stockholders for the year ended December 31, 2003, including consolidated financial statements, has been mailed to all stockholders of record. The Annual Report is not a part of this proxy statement.

Outstanding Voting Securities

        The close of business on April 22, 2004 has been fixed as the record date for determining the stockholders entitled to vote at the meeting. As of the record date, the Company had outstanding XXX,XXX,XXX shares of common stock. Holders of common stock have cumulative voting rights for the election of directors and one vote per share for all other purposes. Cumulative voting means that the total number of votes which you may cast for the election of directors of a given class shall equal the number of directors in such class to be elected multiplied by the number of shares held, and you may cast all of such votes for a single nominee for director or you may distribute them among all or several nominees in such class, as you see fit.

        The proxy represents the number of shares registered in your name as well as the number of whole shares credited to your account from dividends reinvested and optional cash payments under the Company's Investor Services Program (formerly known as the dividend reinvestment and stock purchase plan). If you are an employee of the Company or any of its subsidiaries and participate in the Tax Deferred Savings Plans of New York State Electric & Gas Corporation ("NYSEG"), the Rochester Gas and Electric Corporation Savings Plus Plan, The Southern Connecticut Gas Company Target Plan, the Central Maine Power Company Savings and Investment Plans, the Connecticut Natural Gas Corporation Savings Plans or the Berkshire Energy Resources Savings Plans, the proxy constitutes an instruction for the trustees of such plans to vote the whole shares in your account in such plans in the manner specified on the proxy.

Corporate Governance

        The Board of Directors has long considered good corporate governance policies and practices to be vitally important to the Company's long-term performance and to ensure that the Company's management team remains accountable for the Company's performance. In that regard, the Company continues to strive to maintain transparency in its financial disclosures and complies with the corporate governance listing standards of the New York Stock Exchange. In an independent study during 2003, the Company was rated in the top quartile of S&P 400 companies for excellence in corporate governance.

        The Board of Directors has adopted Corporate Governance Guidelines designed to ensure that it is providing effective and efficient governance of the Company. Under these guidelines, the non-management Directors meet in executive session at least once each calendar quarter with no members of management present. The Chairpersons of the Audit, Compensation and Management Succession, Corporate Responsibility, and Nominating and Corporate Governance Committees preside at these executive sessions in rotating alphabetical order by committee name. The Board of Directors held 9 meetings in 2003 and the non-management directors met in executive session 4 times.

        The Company's Code of Conduct demands the highest ethical standards in the conduct of the Company's business and applies to directors and every employee of the Company including its principal executive, financial and accounting officers. The Corporate Governance Guidelines, the Code of Conduct, as well as charters of the Audit Committee, the Compensation and Management Succession Committee and the Nominating and Corporate Governance Committee are available on the Company's website: www.energyeast.com. Waivers of the Code of Conduct are not contemplated. However, in the unlikely event of an amendment to, or waiver from, the Code of Conduct applicable to the Company's principal executive, financial and accounting officers, the Company will post such information on its website.

        Correspondence to the Board as a whole, the non-management directors as a group, or to any individual director, should be sent to the Company's Secretary at 52 Farm View Drive, New Gloucester, ME 04260. Complaints regarding accounting, internal accounting controls or auditing matters are reported to the Chairperson of the Audit Committee.

        The Board of Directors recently adopted several new corporate governance policies to further strengthen our accountability to stockholders that include:

  •
  Proposing to declassify the Board of Directors and have all directors elected annually. (See Proposal 2)

  •
  Adoption of a Board resolution that the Company will not adopt a poison pill or delete or remove that resolution unless approved by stockholders.

  •
  Amendment of our Corporate Governance Guidelines to require that the Board have a substantial majority of independent directors (as opposed to a majority).

  •
  Amendment of our Corporate Governance Guidelines to add director and executive officer stock ownership guidelines.

  •
  Amendment of our Corporate Governance Guidelines to provide that directors are encouraged to periodically attend quality continuing education programs.

  •
  Decision to seek stockholder ratification of the appointment of the independent public accountants. (See Proposal 5)

  •
  Amendment of the Company's 2000 Stock Option Plan to eliminate loan provisions in connection with exercising stock options.

        The Board has adopted the Corporate Governance Guidelines set forth below. The Board, upon recommendation of the Nominating and Corporate Governance Committee, will periodically assess the appropriateness of these Guidelines and makes changes as may be necessary or desirable to ensure the effective and efficient governance of the Company.

Director Qualifications

        The Board will have a substantial majority of directors who meet the criteria for independence required by the New York Stock Exchange. The Nominating and Corporate Governance Committee is responsible for recommending to the Board, on an annual basis, the slate of persons to be nominated to the Board at the next annual meeting of shareholders. The Nominating and Corporate Governance Committee will also make recommendations to the Board regarding candidates for election as members of the Board to fill vacancies on the Board caused by retirement, death, inability to serve, resignation or newly created directorships. Nominees to the Board will be selected by the Nominating and Corporate Governance Committee in accordance with the criteria set forth in its charter.

Director Responsibilities

        The basic responsibility of the directors is to exercise their business judgment to act in what they reasonably believe to be in the best interests of the Company and its shareholders. In discharging that obligation, directors may reasonably rely on information provided by the Company's senior executives and its outside advisors and auditors.

        Directors are expected to attend annual meetings, Board meetings and meetings of committees on which they serve, and to spend the time needed and meet as frequently as necessary to properly discharge their responsibilities.

Director Access to Management and as Necessary and Appropriate, Independent Advisors

        Directors will have full and free access to management of the Company. Any meetings or contacts that a director wishes to initiate may be arranged through the Chief Executive Officer or the Secretary or directly by the director. The directors will use their judgment to ensure that any such contact is not disruptive to the business operations of the Company and will, to the extent not inappropriate, copy the Chief Executive Officer on any written communications between a director and an officer or employee of the Company.

        The Board has the right to retain independent counsel, accountants or other advisors to fulfill its responsibilities.

Director Compensation

        The form and amount of director compensation will be recommended to the Board by the Compensation and Management Succession Committee. The Compensation and Management Succession Committee will periodically review director compensation.

Director Orientation and Continuing Education

        All new directors will participate in a director orientation program, within two months of the date the new directors are elected. The orientation program is intended to familiarize new directors with the Company's strategic plans, its significant financial, accounting and risk management issues, its Board Committees, its compliance programs, its Code of Conduct, and its principal officers. All other directors are also invited to attend the orientation program. Directors are encouraged to periodically attend quality continuing education programs that will enhance their abilities and competencies as directors.

Annual Performance Evaluation of Board

        The Board will conduct an annual self-evaluation to determine whether it is functioning effectively. The Nominating and Corporate Governance Committee will receive comments from all directors and report annually to the Board on the Board's performance. The report will focus on the Board's contribution to the Company, and specifically focus on areas in which the Board believes that it could improve.

Board Meeting Agendas

        The Chairman will establish the agenda for each Board meeting. Each Board member may suggest the inclusion of items on the agenda. Each Board member may raise at any Board meeting subjects that are not on the agenda for that meeting. The Board will review the Company's long-term strategic plans and the principal issues that the Company will face in the future during at least one Board meeting each year.

Committees

        The Board currently has four committees: the Audit Committee, the Compensation and Management Succession Committee, the Corporate Responsibility Committee, and the Nominating and Corporate Governance Committee. Committee members will meet the independence requirements of the New York Stock Exchange and, in the case of the Audit Committee, the Securities and Exchange Commission. The charters of the Audit Committee, the Compensation and Management Succession Committee, and the Nominating and Corporate Governance Committee will meet the requirements of the New York Stock Exchange and, in the case of the Audit Committee, the Securities and Exchange Commission.

Assignment of Committee Members

        The Nominating and Corporate Governance Committee is responsible for recommending to the Board, on an annual basis, appointment of directors as members of committees of the Board.

Committee Meeting Agenda

        Board committee agendas will be developed by the departments of the Company that administer the area of responsibility charged to each committee. Directors are permitted to suggest topics for inclusion.

Committee Self-Evaluations

        Each committee of the Board will conduct a self-evaluation at least annually and report the results to the full Board.

Distribution of Board Materials

        Information and data that are important to the Board's understanding of the business to be conducted at a Board or committee meeting will generally be distributed in writing to the directors before the meeting, and directors should review these materials in advance of the meeting.

Change in Principal Occupation

        Individual directors who change the principal occupation they held when they were most recently elected to the Board should volunteer to resign from the Board. Directors who retire or change from the position they held when they were most recently elected to the Board should not necessarily leave the Board. There should, however, be an opportunity for the Board through the Nominating and Corporate Governance Committee to review the continued appropriateness of Board membership under the circumstances.

Service on Other Boards

        Directors may serve on other boards, provided that it does not conflict with their service on the Company's Board.

Retirement Age

        No director who shall have attained the age of 70 will stand for re-election as a director, unless otherwise provided in the By-laws.

        The Board does not have term limits because it would risk losing the contribution of directors who have been able to develop, over a period of time, increasing insight into the Company and its operations and, therefore, provide an increasing contribution to the Board as a whole.

Executive Sessions

        The non-management Directors will meet in executive session at least once each calendar quarter with no members of management present. The Chairpersons of the Audit, Compensation and Management Succession, Corporate Responsibility, and Nominating and Corporate Governance Committees shall preside at these executive sessions in rotating, alphabetical order by committee name. Any non-management Director may request an executive session at any other Board meeting, and an appropriate committee chairperson shall preside. If any non-management Director is not independent under the rules of the New York Stock Exchange, the independent directors should meet separately in executive session at least once per year.

Annual Performance Evaluation of Chief Executive Officer

        The Chief Executive Officer's performance will be evaluated annually. The Board has delegated this responsibility to the Compensation and Management Succession Committee. The Chairperson of the Compensation and Management Succession Committee will consult with the Board on the evaluation of the Chief Executive Officer.

Management Succession

        The Compensation and Management Succession Committee will periodically report to the Board on succession planning.

        There will also be available, on a continuing basis, the Chief Executive Officer's recommendation concerning who should assume the Chief Executive Officer's role in the event the Chief Executive Officer becomes unable to perform his duties.

Selection of Chairman and Chief Executive Officer

        The Board believes that the positions of Chief Executive Officer and Chairman should be combined to provide unified leadership and direction. The Board reserves the right to adopt a different policy should circumstances change.

Director Stock Ownership

        Directors are expected to display confidence in the Company by ownership, after three years of service, of at least 7,500 shares of common stock, including share units under the Director Share Plan. The Director Stock Ownership Guideline is administered and interpreted by the Compensation and Management Succession Committee.

Executive Officer Stock Ownership

        Executive officers are expected to display confidence in the Company by ownership of a number of shares of common stock that is a multiple of the executive's base salary and then converted to a fixed number of shares. The applicable multiples of base salary range from 5 to 2 depending on the executive's position.

        The Executive Officer Stock Ownership Guideline is administered and interpreted by the Compensation and Management Succession Committee.

Director Independence

        The corporate governance guidelines provide that a substantial majority of the Board will meet the criteria for independence required by the New York Stock Exchange. The Board has determined that Mr. Aurelio, Mr. Carrigg, Mr. Castiglia, Dr. DeFleur, Ms. Howard, Mr. Jagger, Mr. Lynch,

Mr. Moynihan and Mr. Rich are independent taking into account all relevant facts and circumstances and the following standards(1) adopted by the Board:

        A director may be deemed to be independent if:

  •
  the director is not currently, or was not during the preceding three years, an employee of the Company or any of its subsidiaries;

  •
  no immediate family member of the director is, or was during the preceding three years, an executive officer of the Company or any of its subsidiaries;

  •
  neither the director nor any immediate family member of the director received in any twelve-month period during the preceding three years, or anticipates receiving during any twelve-month period, more than $100,000 in direct compensation from the Company and any of it subsidiaries, other than director or committee fees and pension or other forms of deferred compensation for prior service, provided such compensation is not contingent in any way upon continued service;

  •
  neither the director nor any immediate family member of the director is, or was during the preceding three years, affiliated with or employed in a professional capacity by the present independent auditor of the Company or any of its subsidiaries, or any firm that served as the independent auditor of the Company or any of its subsidiaries;

  •
  neither the director nor any immediate family member of the director is, or was during the preceding three years, employed as an executive officer of another company that has an executive officer of the Company or any of its subsidiaries serving on its compensation committee;

  •
  the director is not an executive officer or an employee, and no immediate family member of the director is an executive officer, of a company that made during the preceding three years, or anticipates making payments to, or received during the preceding three years, or anticipates receiving payments from, the Company and any of its subsidiaries for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million, or 2% of such other company's consolidated gross revenues;

  •
  the director is not an executive officer or an employee, and no immediate family member of the director is an executive officer, of a charitable organization to which the Company and any of its subsidiaries made during the preceding three years, or anticipates making, charitable contributions that in any single fiscal year of such organization exceed the greater of $1 million, or 2% of such charitable organization's consolidated gross revenues;

  •
  the director is not a partner, member, of counsel, or does not hold a similar position with a firm that provided, or anticipates providing, legal, investment banking, accounting, consulting or similar advisory services to the Company or any of its subsidiaries and whose fees for such services are in excess of 5% of such firm's gross revenues for its last complete fiscal year;

  •
  the director does not currently own more than 3% of the Company's common stock; and

  •
  the director is not an executive officer, partner or owner of 10% or more of the equity interests of a company that is indebted to the Company and any of its subsidiaries in an amount in excess of the greater of $100,000, or 1% of the total consolidated assets of such other entity as of the end of such company's last complete fiscal year.

(1)
For purposes of these standards, (a) an "immediate family member" means a director's spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than domestic employees) who shares such director's home, and (b) until November 4, 2004, all three year "look-backs" will be replaced by a transitional one year look-back.

Voting Rights

        In voting for Proposal 1 (the election of directors), you may vote in favor of all nominees or withhold your votes as to all or as to a specific nominee. The four nominees receiving the highest number of affirmative votes cast, in person or by proxy, by holders of common stock entitled to vote shall be elected to serve as directors. As a result, votes that are withheld will not be counted and will have no effect on the vote in connection with the election of directors. In voting for Proposals 2 and 3 (declassification of the Board and elimination of cumulative voting), you may vote in favor of, or against, or may abstain from voting on such proposals. The vote required to approve Proposals 2 and 3 is the affirmative vote of a majority of all outstanding shares of common stock entitled to vote. With respect to Proposals 2 and 3, abstentions will have the effect of a vote against declassifying the Board and eliminating cumulative voting. In voting for Proposals 4 and 5 (Employees' Stock Purchase Plan and ratification of independent public accountants), you may vote in favor of, or against, or may abstain from voting on such proposal. The vote required to approve Proposals 4 and 5 is the affirmative vote of a majority of the votes cast, in person or by proxy, by holders of common stock entitled to vote. With respect to Proposals 4 and 5, abstentions will be voted neither "for" nor "against" and will have no effect on the vote in connection with such Proposals.

        Under the rules of the New York Stock Exchange, member brokerage firms that hold shares in street name for beneficial owners may, to the extent that such beneficial owners do not furnish voting instructions with respect to any or all proposals submitted for stockholder action, vote in their discretion upon proposals which are considered "discretionary" proposals under the rules of the New York Stock Exchange. Member brokerage firms that have received no instructions from their clients as to "non-discretionary" proposals and proposals with respect to equity compensation plans do not have discretion to vote on these proposals. Member brokerage firms may not vote on Proposals 2, 3 or 4 unless instructed to do so by beneficial owners.

        In determining whether a quorum is present, all duly executed proxies (including those marked "abstain" or "withhold") will be counted. Broker non-votes will not be counted for purposes of determining whether a quorum is present.

PROPOSAL 1: ELECTION OF DIRECTORS
(Item 1 on proxy card)

        Your Board of Directors currently consists of eleven directors divided into three classes. One class of directors is elected at each annual meeting of stockholders for a term expiring at the third succeeding annual meeting of stockholders. However, if Proposals 2 and 3 are adopted, all directors will be elected annually beginning at the 2005 Annual Meeting of Stockholders.

        The nominees for election at this Annual Meeting to serve as directors in Class III for a term expiring at the 2007 Annual Meeting of Stockholders and thereafter until their successors shall be elected and shall qualify are: Richard Aurelio, James A. Carrigg, David M. Jagger, and Ben E Lynch. Messrs. Aurelio, Carrigg, Jagger, and Lynch were previously elected to Class III for a term expiring at the 2004 Annual Meeting of Stockholders.

        Unless otherwise specified on the proxy, shares represented by proxies in the accompanying form received on behalf of the Board of Directors will be voted for the election of Richard Aurelio, James A. Carrigg, David M. Jagger and Ben E. Lynch. Proxy holders reserve the right to exercise cumulative voting rights and to cast the votes at the meeting in such manner, and for such lesser number of said nominees, as they may deem best, in order, so far as possible, to secure the election of said nominees. While it is not anticipated that any of the nominees will be unable to qualify or accept office, if one or more should be unable to do so, the proxy holders reserve the right to vote for any substitute nominee or nominees designated by the Board of Directors.

        The Board of Directors held 9 meetings in 2003 and, in accordance with the Company's corporate governance guidelines, the non-management directors met in executive session 4 times and all directors were present at the 2003 Annual Meeting. One full Board meeting each year is dedicated to strategic planning matters. All of the Directors attended 75% or more of the total number of meetings of the Board of Directors and the committees of the Board on which they served.

        The following sets forth information for each nominee for election at this Annual Meeting and for each Director continuing in office.

CLASS III DIRECTORS NOMINATED FOR TERMS EXPIRING IN 2007

Richard Aurelio

Former President of Time Warner Cable Group, NYC, and NYI News and Senior Advisor to the Chairman and CEO of Time Warner, Inc., New York, NY. Director of: the Javits Foundation, New York, NY; and Communications Dispute Resolutions, LLC, Miami, FL. Mr. Aurelio was a Time Warner executive from 1979 through 1998. Prior to that time, he served as deputy mayor of New York City during the Lindsay administration, as an administrative assistant to U.S. Senator Jacob K. Javits, as news editor of Newsday and a public relations executive. Mr. Aurelio, 75, has been a director of the Company (including its predecessor company) since 1997. Mr. Aurelio serves on the Company's Nominating and Corporate Governance Committee (Chairman) and Compensation and Management Succession Committee.

James A. Carrigg

Former Chairman, President & Chief Executive Officer of NYSEG, Ithaca, NY. Director of: Security Mutual Life Insurance Company of New York, Binghamton, NY; and National Security Life and Annuity Company, Binghamton, NY. Trustee of the Dr. G. Clifford & Florence B. Decker Foundation, Binghamton, NY. Mr. Carrigg was Chairman, President & Chief Executive Officer of NYSEG from January 1991 to September 1996, and was Chairman and Chief Executive Officer of NYSEG from May 1988 to December 1990. Prior to that time, he was President and Chief Operating Officer of NYSEG. Mr. Carrigg, 70, has been a director of the Company (including its predecessor company) since 1983. Mr. Carrigg serves on the Company's Corporate Responsibility Committee (Chairman).

David M. Jagger

President and Treasurer of Jagger Brothers, Inc., Springvale, ME. Trustee of: Industrial Development Corporation, Sanford, ME; Springvale Public Library Association, Springvale, ME. Mr. Jagger was Chairman of the Board of CMP Group, Inc. and Central Maine Power Company from January 1996 to 2000. Mr. Jagger, 62, has been a director of the Company since 2000. Mr. Jagger serves on the Company's Audit Committee.

Ben E. Lynch

President of Winchester Optical Company, Elmira, NY. Past Chairman of Arnot-Ogden Medical Center, Elmira, NY. Past president of Horseheads Board of Education, Horseheads, NY. Former Trustee of the Pennsylvania College of Optometry, Philadelphia, PA; and of the Optometric Center of New York Foundation, New York, NY. Mr. Lynch, 66, has been President of Winchester Optical Company since 1965, and has been a director of the Company (including its predecessor company) since 1987. Mr. Lynch serves on the Company's Audit Committee (Chairperson) and Compensation and Management Succession Committee.

CLASS I DIRECTORS WHOSE TERMS EXPIRE IN 2005

G. Jean Howard

Executive Director of Wilson Commencement Park, Rochester, NY. Trustee of: WXXI Public Broadcasting, Inc., Rochester, NY; Center for Governmental Research, Inc., Rochester, NY; Greater Rochester Chamber of Commerce, Rochester, NY; Pluta Cancer Center, Inc., Rochester, NY; Bennett College, Greensboro, NC; and Monroe Community College, Rochester, NY. Ms. Howard has been Executive Director of Wilson Commencement Park since 1990. Ms. Howard, 60, has been a director of the Company since June 2002, and was a director of RGS Energy Group, Inc. prior to its merger with the Company. Ms. Howard serves on the Company's Corporate Responsibility Committee.

John M. Keeler

Counsel, Hinman, Howard & Kattell, LLP,(1) Binghamton, NY; attorneys at law. Director of: Security Mutual Life Insurance Company of New York, Binghamton, NY; the Stuart and Willma Hoyt Foundation, Binghamton, NY; the Harriet L. Dickenson Foundation, Binghamton, NY; and the Binghamton University Foundation, Binghamton, NY. Past President of Broome County Bar Association and of Broome County United Way, both of Binghamton, NY. Mr. Keeler, 70, has been a director of the Company (including its predecessor company) since 1989. Mr. Keeler serves on the Company's Corporate Responsibility Committee.

Peter J. Moynihan

Former Senior Vice President and Chief Investment Officer of UNUM Corporation, Portland, ME. Director of Maine Yankee Atomic Power Company, Wiscasset, ME. Mr. Moynihan was Senior Vice President and Chief Investment Officer with UNUM Corporation from 1987 until his retirement in 1999. Mr. Moynihan, 60, has been a director of the Company since 2000 and was a director of CMP Group, Inc. prior to its merger with the Company. Mr. Moynihan serves on the Company's Corporate Responsibility Committee.

CLASS II DIRECTORS WHOSE TERMS EXPIRE IN 2006

Joseph J. Castiglia

Former Vice Chairman, President and Chief Executive Officer of Pratt & Lambert United, Inc., Buffalo, NY. Business Consultant and Private Investor, JBC Enterprises, East Aurora, NY. Chairman, HealthNow New York, Inc., DBA Blue Cross & Blue Shield of Western New York, Buffalo, NY and Blue Shield of Northeastern New York, Albany, NY. Trustee of MTB Group of Funds and MTB Fiduciary Funds, Inc., Buffalo, NY. Director of Community Foundation for Greater Buffalo, Buffalo, NY. Mr. Castiglia was Vice Chairman, President and Chief Executive Officer of Pratt & Lambert United, Inc. from August 1994 until his retirement in January 1996. Mr. Castiglia, 69, has been a director of the Company (including its predecessor company) since 1995. Mr. Castiglia serves on the Company's Compensation and Management Succession Committee (Chairperson) and Audit Committee.

Lois B. DeFleur

President of Binghamton University; Binghamton, NY. Director of: HealthNow New York, Inc., DBA Blue Cross & Blue Shield of Western New York, Buffalo, NY and Blue Shield of Northeastern New York, Albany, NY; Greater Binghamton Coalition, Binghamton, NY; and Broome County Charities, Endicott, NY; Director's Advisory Council, M&T Bank-Southern Division, Endicott and Ithaca, NY. Dr. DeFleur, 67, has been President of the State University of New York at Binghamton since 1990, and has been a director of the Company (including its predecessor company) since 1995. Dr. DeFleur serves on the Company's Nominating and Corporate Governance Committee and Audit Committee.

Walter G. Rich

Chairman, President, Chief Executive Officer and a Director of Delaware Otsego Corporation, Cooperstown, NY, and its subsidiary, The New York, Susquehanna & Western Railway Corporation. Director of: Security Mutual Life Insurance Company of New York, Binghamton, NY; and New York Business Development Corporation, Albany, NY. He is a member of the Franklin Industrial Advisory Board of the Syracuse University School of Management, Syracuse, NY; and the New York State Public Transportation Safety Board, Albany, NY. Mr. Rich, 58, has been a director of the Company (including its predecessor company) since 1997. Mr. Rich serves on the Company's Nominating and Corporate Governance Committee and Corporate Responsibility Committee.

Wesley W. von Schack

Chairman, President & Chief Executive Officer of the Company, Albany, NY and Portland, ME. Director of: Mellon Financial Corporation and Mellon Bank, N.A., Pittsburgh, PA; and AEGIS Insurance Services, Inc., Jersey City, NJ. Trustee of the American Gas Foundation, Washington, DC. Mr. von Schack, 59, has been Chairman, President, Chief Executive Officer and a director of the Company (including its predecessor company) since 1996.

(1)
The law firm of which Mr. Keeler is Counsel provided legal services to the Company in 2003 and is expected to provide legal services to the Company in 2004. The fees paid to Hinman, Howard & Kattell, LLP by the Company in 2003 were approximately $1.1 million.

Security Ownership of Certain Beneficial Owners and Management

        The following table indicates the amount and percentage of equity securities of the Company beneficially owned by each person known to the Company to be the owner of more than 5% of the Company's equity securities.

Name and Address of Beneficial Owner	Common Stock Beneficially Owned	Percent of Class
Merrill Lynch & Co., Inc.(1) World Financial Center, North Tower 250 Vesey Street New York, NY 10381	8,533,919	5.84%

(1)
Based on Schedule 13G prepared by Merrill Lynch & Co., Inc. on behalf of Merrill Lynch Investment Manager with respect to the beneficial ownership of the Company's common stock, filed with the Securities and Exchange Commission for the period ended December 31, 2003. The shares were acquired in the ordinary course of business and not for the purpose of changing or influencing the control of the Company. Merrill Lynch & Co., a holding company, has shared voting power and shared disposition power with respect to all of the shares.

        The following table indicates the number of shares of common stock and common stock equivalent units beneficially owned as of March 1, 2004, by each director and nominee, each of the executive officers named in the Summary Compensation Table included elsewhere herein, and by the 22 current directors and executive officers as a group and the percent of the outstanding securities so owned.

Name	Common Stock Beneficially Owned(1)		Common Stock Equivalent Units(8)	Total Common Stock and Common Stock Equivalent Units	Percent of Class
Richard Aurelio	2,000		11,012	13,012	(9)
James A. Carrigg	37,749	(2)	28,612	66,361	(9)
Joseph J. Castiglia	10,000		14,725	24,725	(9)
Lois B. DeFleur	2,721		14,725	17,446	(9)
G. Jean Howard	2,409		2,903	5,312	(9)
David M. Jagger	3,000		6,053	9,053	(9)
Kenneth M. Jasinski	426,900	(3)	0	426,900	(9)
John M. Keeler	3,229	(4)	34,319	27,548	(9)
Robert D. Kump	258,713	(5)	0	258,713	(9)
Ben E. Lynch	2,642	(6)	23,814	26,456	(9)
F. Michael McClain	20,262		0	20,262	(9)
Peter J. Moynihan	4,000		6,053	10,053	(9)
Walter G. Rich	2,000		11,012	13,012	(9)
Robert E. Rude	200,873	(7)	0	200,873	(9)
Wesley W. von Schack	1,619,892		0	1,619,892	1.1%
22 current directors and executive officers as a group	3,645,472		144,358	3,789,830	2.6%

(1)
Includes shares of common stock, which may be acquired through the exercise of stock options, that are exercisable currently. The persons who have such options and the number of shares that may be acquired are as follows: Mr. Jasinski, 376,500; Mr. Kump, 239,999; Mr. McClain, 6,666; Mr. Rude, 179,999; Mr. von Schack, 1,420,000; and all executive officers as a group, 3,136,409.
(2)
Includes 8,586 shares held jointly and over which Mr. Carrigg shares voting and investment power with his spouse.
(3)
Includes 400 shares held by Mr. Jasinski in custodial accounts for the benefit of his children in which he expressly disclaims beneficial ownership.
(4)
Includes 116 shares held by Mr. Keeler's spouse to which he expressly disclaims beneficial ownership.
(5)
Includes 2,784 shares held jointly and over which Mr. Kump shares voting and investment power with his spouse, 44 shares held in custodial accounts for the benefit of his children in which he expressly disclaims beneficially ownership, and 587 shares held by his mother over which he has power of attorney and to which he expressly disclaims beneficial ownership.
(6)
Includes 629 shares held by Mr. Lynch's spouse to which he expressly disclaims beneficial ownership.
(7)
Includes 3,556 shares held jointly and over which Mr. Rude shares voting and investment power with his spouse and 1,834 shares held by Mr. Rude's spouse to which he expressly disclaims beneficial ownership.
(8)
Includes common stock equivalent units granted under the Director Share Plan for non-employee directors for which the director does not have voting rights.
(9)
Less than 1.0% of the outstanding common stock.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers, and persons holding ten percent or more of the Company's equity securities to file reports of ownership and changes in ownership with the SEC and the New York Stock Exchange. Such reporting persons are also required to provide the Company with copies of all Section 16(a) forms they file. Specific due dates for these reports have been established by SEC regulations. Based solely on its review of the copies of the reports received by it and certain written representations from certain reporting persons, the Company believes that during 2003 all filing requirements were satisfied by its directors and executive officers.

Stock Performance Graph

        The yearly change in the cumulative total stockholder return on the Company's common stock during the five years ending December 31, 2003, compared with the cumulative total return on the Standard & Poor's 500 Index and Standard & Poor's Utilities Index, assuming $100 was invested on December 31, 1998, and assuming reinvestment of dividends, is shown by the following:

Comparison of Five-Year Cumulative Return
Energy East Corporation, S&P 500 and S&P Utilities

	12/31/98	12/31/99	12/31/00	12/31/01	12/31/02	12/31/03
Energy East Corporation	$100	$76.09	$75.14	$75.90	$92.53	$98.41
Standard & Poor's 500	$100	$121.04	$110.02	$96.94	$75.52	$97.18
Standard & Poor's Utilities	$100	$90.82	$142.75	$99.30	$69.52	$87.77

Equity Compensation Plan Table

        The following table provides information as of March 1, 2004, with respect to shares of common stock that may be issued under the 2000 Stock Option Plan and the Restricted Stock Plan.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options and SARs	Weighted-average Exercise Price of Outstanding Options and SARs	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in the first column)
Equity Compensation Plan Approved by Stockholders (2000 Stock Option Plan)	5,228,440	$21.64	5,966,611
Equity Compensation Plan Not Approved by Stockholders (Restricted Stock Plan)(1)	454,068		1,530,632

(1)
The Restricted Stock Plan provides participants with the opportunity to receive, in addition to current compensation, restricted stock in the Company. The plan is administered by the Compensation and Management Succession Committee of the Board of Directors. Grants of restricted stock are made to employees of the Company and its subsidiaries as selected by the Committee. The Chairman has the authority to make awards to any employees that are not executive officers, subject to a fixed maximum amount for the group and a fixed maximum amount for any one participant. Restricted stock may not be sold, transferred, pledged or otherwise disposed of for such period as the Committee shall determine and the Committee may impose other restrictions and conditions, including performance criteria, with respect to the vesting of the shares. Shares of restricted stock issued under the plan consist of previously-issued shares of common stock reacquired by the Company and held as treasury shares.

Executive Compensation

        Compensation for services to the Company and its subsidiaries for each of the last three fiscal years of the chief executive officer and the next four highest compensated executive officers that served in such capacities on December 31, 2003, is shown by the following:

Summary Compensation Table

Long-Term Compensation
Annual Compensation
Name and Principal Position				Restricted Stock	Awards Options/ SARs	Payouts Long-Term Incentive Plan	All Other Compensation(1)
	Year	Salary	Bonus

Wesley W. von Schack Chairman, President and Chief Executive Officer	2003 2002 2001	$875,000 700,000 700,000	$924,252 1,232,465 1,498,039	$1,357,056 0 0	270,000 400,000 400,000	$0 0 307,021	$29,942 3,000 49,068
Kenneth M. Jasinski Executive Vice President and Chief Financial Officer	2003 2002 2001	425,000 425,000 425,000	199,750 382,500 422,763	364,800 0 0	67,500 200,000 159,000	0 0 101,824	23,256 0 0
F. Michael McClain Vice President, Finance and Chief Integration Officer of Energy East Management Corporation	2003 2002 2001	225,000 205,208 200,000	120,857 352,500 102,316	115,200 0 0	20,000 60,000 60,000	0 0 0	3,780 3,720 2,550
Robert E. Rude Vice President and Controller	2003 2002 2001	225,000 200,000 200,000	83,929 140,000 99,474	115,200 0 0	20,000 60,000 60,000	0 0 24,806	224,288 2,990 2,790
Robert D. Kump Vice President, Treasurer and Secretary	2003 2002 2001	210,000 200,000 200,000	79,766 180,000 99,474	115,200 0 0	20,000 60,000 60,000	0 0 24,806	219,779 3,110 2,910

(1)
In 2003, the Company contributed $3,000 for each of Messrs. von Schack, McClain, Rude and Kump under a tax deferred savings plan (401k Plan). The Company contributed for Messrs. McClain, Rude and Kump, $780, $240 and $360, respectively, under the Employees' Stock Purchase Plan. The Company made payments for Messrs. von Schack, Jasinski, Rude and Kump, of $26,942, $23,256, $35,806 and $33,260, respectively, for financial planning services. Messrs. Rude and Kump received a payment of $35,242, and $33,159, respectively, under the Company's relocation program, and in addition, they each received a $150,000 relocation payment.

Option/SAR Grants in Last Fiscal Year
2003

	Individual Grants
Name	Number of Securities Underlying Options/ SARs Granted(1)	Percentage of Total Options/SARs Granted to Employees in Fiscal Year	Exercise or Base Price per share	Expiration Date	Grant Date Present Value(2)
Wesley W. von Schack	270,000	42.22%	$19.1000	02/12/13	$812,700
Kenneth M. Jasinski	67,500	10.56%	$19.1000	02/12/13	203,175
F. Michael McClain	20,000	3.13%	$19.1000	02/12/13	60,200
Robert E. Rude	20,000	3.13%	$19.1000	02/12/13	60,200
Robert D. Kump	20,000	3.13%	$19.1000	02/12/13	60,200

(1)
Pursuant to the 2000 Stock Option Plan, participants were granted options to purchase a specified number of shares of common stock at specified exercise prices. These options were granted in tandem with stock appreciation rights and are for a term of ten years from the date of grant. The exercise price of an option or tandem stock appreciation right may not be less than 100% of the closing price of a share of common stock determined on the last trading date before such option and tandem stock appreciation right are granted. The exercise of an option or a tandem stock appreciation right will result in a corresponding cancellation of the related stock appreciation right or option to the extent of the number of shares of common stock as to which the option or the stock appreciation right was exercised. Replacement options are granted to participants at the time of an exercise of an option to the extent that all or any portion of the option exercise price or taxes incurred in connection with the exercise of the option are paid for by using other shares of common stock of the Company or by the withholding of the Company's common stock. The replacement option is granted for the number of shares the participant tenders to pay the exercise price or taxes incurred. Replacement options will first be exercisable no earlier than six months from the date of their grant and will have an expiration date equal to the expiration date of the original option. The options are transferable to family members and certain entities under certain circumstances. The options and tandem stock appreciation rights were granted on February 12, 2003, and are exercisable in three installments regarding the original number of options granted as follows: (a) in aggregate as to no more than 33 1/3% on their grant date, February 12, 2003; (b) in aggregate as to no more than 66 2/3% on January 1, 2004; and (c) on January 1, 2005, as to 100% of all options which have not been previously exercised.

(2)
There is no assurance the value realized will be at or near the value based on the Black-Scholes option-pricing model. The actual value, if any, will depend on the excess of the stock price over the exercise price on the date the option is exercised. In determining the "Grant Date Present Value," the following common assumptions were used: stock price volatility, 23.62%; risk-free interest rate, 3.71%; dividend yield, 4.58%; and an expected term before exercise of 6.75 years.

Aggregated Option/SAR Exercises in Last Fiscal Year
and Fiscal Year-End Option/SAR Values
2003

			Number of Shares Underlying Unexercised Options/SARs at Fiscal Year-End		Value of Unexercised In-the-Money Options/SARs at Fiscal Year-End(2)
Name	Shares Acquired on Exercise
		Value Realized(1)	Exercisable	Unexercisable	Exercisable	Unexercisable
Wesley W. von Schack	50,000	$169,625	1,306,666	313,334	$2,921,706	$964,669
Kenneth M. Jasinski	100,000	218,375	514,833	111,667	885,271	333,834
F. Michael McClain	0	0	106,666	33,334	364,198	99,602
Robert E. Rude	25,000	99,063	206,666	33,334	364,198	99,602
Robert D. Kump	0	0	236,666	33,334	498,073	99,602

(1)
The "Value Realized" is equal to the difference between the option exercise price and the closing price of a share of common stock on the New York Stock Exchange on the date of exercise.

(2)
The "Value of Unexercised In-the-Money Options/SARs at Fiscal Year-End" is equal to the difference between the option exercise price and the closing price of $22.40 a share of common stock on the New York Stock Exchange on December 31, 2003.

Pension Plan Table

        The following table sets forth the maximum retirement benefits payable to executive officers that retire at age 60 or later, in specified compensation and years of service classifications, pursuant to the Retirement Benefit Plans and the Supplemental Executive Retirement Plan ("SERP"), as they presently exist, and assuming no optional payment form is elected. The amounts listed below reflect the deduction for Social Security benefits. There are no other offset amounts.

	Years of Service
Average Annual Salary(1)
	10	20	30	40(2)
$2,200,000	$642,900	$1,104,900	$1,368,900	$1,632,900
2,000,000	582,900	1,002,900	1,242,900	1,482,900
1,800,000	522,900	900,900	1,116,900	1,332,900
1,600,000	462,900	798,900	990,900	1,182,900
1,400,000	402,900	696,900	864,900	1,032,900
1,200,000	342,900	594,900	738,900	882,900
1,000,000	282,900	492,900	612,900	732,900
800,000	222,900	390,900	486,900	582,900
600,000	162,900	288,900	360,900	432,900
400,000	102,900	186,900	234,900	282,900

(1)
Average of the salaries, including awards under the Annual Executive Incentive Plan ("AEIP"), but not including other amounts listed under "Bonus" in the Summary Compensation Table (which other amounts for Mr. McClain consists of a special one-time bonus of $150,000 paid in 2002 and for Mr. von Schack, consists of a special one-time bonus of $197,263 in 2002 and $700,000 in 2001) and not including amounts listed under "Long-Term Compensation, Restricted Stock, Awards Options/SARs, Payouts Long-Term Incentive Plan," and "All Other Compensation" in the Summary Compensation Table, for the five highest paid consecutive years during the last ten years of employment service.

(2)
Maximum years of employment service for Retirement Benefit Plans and SERP purposes.

        The Retirement Benefit Plans provide retirement benefits for hourly and salaried employees, including executive officers of the Company and certain subsidiaries, based on length of service and average base pay for the five highest paid consecutive years during certain periods of employment service. The Retirement Benefit Plans are non-contributory and are funded under a trust arrangement and an insurance contract. Amounts paid into the Retirement Benefit Plans are computed on an actuarial basis. The Retirement Benefits Plans provide for normal or early retirement benefits.

        The SERP provides that key employees, including certain executive officers of the Company and certain subsidiaries, who have completed five years of service, and who terminate employment prior to becoming eligible for the SERP benefit described in the next sentence, shall receive the benefits of the Retirement Benefit Plans without regard to any limitations imposed by the federal tax law. Participants who have at least five years of service, and who retire at age 55 or later, shall receive a total retirement benefit (including benefits payable from the Retirement Benefit Plans and Social Security), based on years of service, of up to 75% of the average of their highest three consecutive years of eligible compensation within the last five years of employment. Benefits payable prior to age 60 are reduced for early retirement.

        Mr. von Schack has an agreement which provides that, for purposes of the SERP, he will be credited with three years of service for each year actually worked. Mr. Jasinski has an agreement which provides that, for purposes of the SERP, he will be credited with three years of service for each year actually worked, and he will be credited with four years of service for each year actually worked so long as he is employed by the Company or Energy East Management through October 15, 2005. If, however, they retire from the Company after their sixtieth birthday, they will be credited with the maximum years of employment service for SERP purposes.

        Mr. McClain has an agreement which provides that, for purposes of the SERP, he will be credited with two years of service for each of the first five years actually worked.

        Messrs. von Schack, Jasinski, McClain, Rude and Kump have 21, 15, 11, 28 and 17 credited years of service, respectively, under the SERP after taking into account the service adjustments described in the previous paragraphs.

Employment, Change in Control and Other Arrangements

        Messrs. von Schack and Jasinski each have an employment agreement having terms ending February 7, 2007. Mr. von Schack's agreement provides that he shall be Chairman, President & Chief Executive Officer of the Company and Mr. Jasinski's agreement provides that he shall be Executive

Vice President and Chief Financial Officer of the Company. Each agreement provides for automatic one-year extensions unless either party to an agreement gives notice that such agreement is not to be extended. Each agreement was unanimously approved by the Board of Directors and provides for, among other things, a base salary of $900,000 for Mr. von Schack and $425,000 for Mr. Jasinski, subject to increase by the Board of Directors. The agreements also provide for eligibility for participation in the Company's other compensation and benefit plans and for certain payments in the event of the termination of employment due to disability.

        Messrs. von Schack's and Jasinski's agreements provide that, if the officer's employment is terminated either by the Company without cause or by the officer for good reason, he will receive a lump-sum payment equal to three times the sum of (i) his then-annual base salary and (ii) the average of the highest three consecutive awards earned under the AEIP within the previous five years. In the event of such termination, both agreements provide that the officer's life, disability, accident and health insurance benefits will continue for a period of thirty-six months. In addition, the executive will receive an amount equal to all earned but unpaid awards under the AEIP and a pro rata portion of any award under the AEIP with respect to the year in which the termination occurs, provided, however, that payments made pursuant to the agreements will be reduced by any payments made under the AEIP in the event a change in control occurs during such year. Also, in the event of such termination, the officer will be given additional age credit and maximum service credit under the SERP and the present value of any SERP benefits will be paid in a lump sum to the officer, unless the officer elects to receive such SERP benefits over a period of time in the manner provided in the SERP. In the event that any payments made under the agreements or otherwise would subject the officer to federal excise tax, he will be entitled to be made whole for the payment of any such taxes, interest or penalties.

        Mr. McClain has an employment agreement for a term of three years commencing September 1, 2000, which is automatically extended each month unless either party gives written notice that the agreement is not to be extended. Mr. McClain's agreement provides for his employment as an executive officer, at a base salary of $225,000, and for his eligibility for participation in all of the Company's compensation and benefit plans and for certain payments in the event of the termination of employment due to disability. The agreement provides that, if Mr. McClain's employment is terminated by the Company other than for cause or disability or by him for good reason, he will receive (i) payments of base salary at the rate in effect at the time of termination for the remainder of the term of the employment agreement, (ii) incentive compensation for the remainder of the term of the employment agreement, calculated on the basis of the value of short-term incentive compensation paid to him in the most recently completed fiscal year and the value of any long-term incentive compensation awards determined on the projected target value of the awards, (iii) continuation of all employee welfare benefits for the remainder of the term of the employment agreement, (iv) outplacement services costing up to $10,000, and (v) a lump sum payment equal to the value of the fringe benefits that he would have received through the term of the employment agreement and any unreimbursed expenses. In the event that any payments made under the agreement would subject Mr. McClain to federal excise tax, he will be entitled to be made whole for the payment of any such taxes, interest or penalties.

        Messrs. Kump and Rude each have a severance agreement with Energy East Management in order to provide for certain payments if, generally, within two years following a change in control of the Company, the individual's employment is terminated either by the Company without cause or by the individual for good reason. The severance agreements have terms ending on December 31, 2005, with automatic one-year extensions unless either party to an agreement gives notice that the agreement is not to be extended. The benefits consist of a lump-sum severance payment equal to two times the sum of (i) the individual's then-annual base salary, and (ii) the higher of any award paid to the individual under the AEIP with respect to the year immediately preceding the year in which the termination occurs or the average of the AEIP awards paid to the individual in the three years preceding the year in which the change in control occurs. In the event of such termination, the individual's life, disability, accident and health insurance benefits will continue for a period of twenty-four months and the individual will receive an amount equal to all earned but unpaid awards under the AEIP and a pro rata portion of any award under the AEIP with respect to the year in which the termination occurs, provided, however, that there shall be no duplication of payments made pursuant to his agreement and the AEIP. Also, in the event of such termination, the individual will be given additional age and service credit under the SERP. In the event that any payments made on account of a change in control of the Company, whether under the agreement or otherwise, would subject the individual to federal excise tax or interest or penalties with respect to such federal excise tax, the individual will be entitled to be made whole for the payment of any such taxes, interest or penalties. Messrs. Kump and Rude also have entered into Employee Invention and Confidentiality Agreements. The agreements provide for, among other things, payments (up to one year's salary) and certain health insurance premiums in the event that their employment is terminated whether voluntarily or involuntarily, and the noncompetition and nonsolicitation provisions of the agreement prevent them from obtaining other appropriate employment, so long as they are not entitled to receive payments under their severance agreements.

        In the event of a change in control of the Company, participants in the AEIP will be paid an amount which includes all earned but unpaid awards, a pro rata portion of any award with respect to the year in which such change in control occurs and if the AEIP continues in effect for the remainder of the performance period an additional payment at the end of the year in which such change in control occurs, to the extent that the award earned under the normal terms of the AEIP exceeds the amount paid upon such change in control.

        After a change in control of the Company, officers and certain key employees of the Company and certain subsidiaries with 5 or more years of service who qualify, and whose employment is terminated, other than for cause, shall receive a total retirement benefit as determined under the SERP. The SERP provides that, in the case of a change in control, a participant with 5 or more years of service may receive the present value of any SERP benefits in a lump sum, if the participant has so elected upon commencement of participation.

        The Compensation and Management Succession Committee of the Board of Directors in its discretion may take certain actions in order to preserve, in the event of a change in control of the Company, a participant's rights under an award issued pursuant to the 1997 Stock Option Plan, the 2000 Stock Option Plan or the Restricted Stock Plan. Grantor trusts have been established to provide for the payment of certain employee and director benefits, including severance benefits that might become payable after a change in control of the Company.

Directors' Compensation

        Directors of the Company, other than officers of the Company or officers of any subsidiary of the Company, receive an annual retainer of $22,000, plus $1,300 for each directors' and committee meeting attended (other than members of the Audit Committee, who receive $1,500 for each Audit Committee meeting attended). The Chairperson of each standing committee, other than the Audit Committee, receives compensation of $3,500 per annum for serving as Chairperson of such committee. The Chairperson of the Audit Committee receives compensation of $7,500 per annum for serving as Chairperson of such committee. New directors and directors assuming new responsibilities receive an orientation fee of $500 for attendance at formal, scheduled meetings with officers of the Company or its subsidiaries for the purpose of enhancing their knowledge of the Company and its business, operations or finances and enhancing their ability to perform new responsibilities. Directors of the Company may, at the request of the Company, attend meetings other than as set forth above, for which directors receive $1,000 to $1,300 for each such meeting attended. Under the terms of the Deferred Compensation Plan for Directors, directors can elect to defer a portion or all of their compensation. Such deferred compensation, together with interest thereon, is payable in a lump sum or over a period of years following retirement as a director. The Company does not provide pension benefits to the directors for service on the Board of Directors.

        Pursuant to the Director Share Plan for Directors, persons who are non-employee directors are eligible for certain benefits to be paid upon their ceasing to serve as directors of the Company. On each January 1, April 1, July 1, and October 1, all non-employee directors receive 400 share equivalent units pursuant to the Director Share Plan. Such units earn dividend equivalents in the form of additional share equivalent units. Upon a director ceasing to serve as a director of the Company, cash payments representing the value of the share equivalent units held by the director are to be made to the director. The value of the share equivalent units is to be determined by multiplying the number of units by the average of the daily closing prices of the Company's common stock for the five trading days preceding the date the director ceases to serve as a director. Under the terms of the Deferred Compensation Plan for the Director Share Plan, a director may defer a portion or all of the cash payment to be made under the Director Share Plan over a period of years following the director's ceasing to serve as a director.

        The Company established a Director's Charitable Giving Program in June 2003 to promote the Company's giving to charitable organizations located within the states in which its subsidiaries operate. Under the program, upon a director's death, the Company will donate up to an aggregate of $250,000 over a ten-year period to up to two qualifying charitable organization designated by the director. The Company intends to principally fund the donations by obtaining life insurance policies on the participating directors. There is no financial benefit to directors as the Company retains the deductions for all charitable contributions. The program is not expected to result in any material cost to the Company.

Committees

        The Company's Board of Directors has an Audit Committee, a Compensation and Management Succession Committee, a Corporate Responsibility Committee and a Nominating and Corporate Governance Committee.

        The Audit Committee members are Mr. Lynch, its Chairperson, Mr. Castiglia, Dr. DeFleur and Mr. Jagger. Each member of the Audit Committee is financially literate and meets the independence requirements of the New York Stock Exchange and the Securities and Exchange Commission. At least one member of the Committee possesses accounting or financial management expertise as required by the New York Stock Exchange. The Board of Directors has determined that Messrs. Lynch and Castiglia are "audit committee financial experts" as defined under the rules of the Securities and Exchange Commission. Each of Messrs. Lynch and Castiglia are or have been chief executive officers and Mr. Castiglia is a retired certified public accountant. The Committee held 4 meetings in 2003 and Committee members met in executive session 4 times.

        The Compensation and Management Succession Committee members are Mr. Castiglia, its Chairperson, Mr. Aurelio and Mr. Lynch, each of whom is independent in accordance with the requirements of the New York Stock Exchange. The Committee had 4 meetings in 2003 and the Committee members met in executive session once. The Committee, among other things, recommends to the independent directors the compensation and benefits for the Company's chief executive officer and recommends to the full Board the compensation and benefits for the other executive officers. The Committee also recommends to the full Board the compensation for officers, awards under the AEIP and candidates for election as officers.

        The Corporate Responsibility Committee members are Mr. Carrigg, its Chairperson, Ms. Howard, Mr. Keeler, Mr. Moynihan and Mr. Rich. Messrs. Carrigg, Moynihan and Rich and Ms. Howard are independent in accordance with the requirements of the New York Stock Exchange. The Committee had 3 meetings in 2003. The Committee, among other things, makes recommendations and monitors the Company's performance with respect to environmental matters and matters dealing with affirmative action, consumer and community relations, equal employment practices, diversity initiatives and charitable contributions.

        The Nominating and Corporate Governance Committee members are Mr. Aurelio, its Chairperson, Dr. DeFleur and Mr. Rich, each of whom is independent in accordance with the requirements of the New York Stock Exchange. The Committee had 5 meetings in 2003. The Nominating and Corporate Governance Committee is responsible for recommending to the Board the slate of persons to be nominated to the Board, appointment of directors as members of committees of the Board and candidates to fill vacancies on the Board of Directors. The Committee is also responsible for overseeing an annual evaluation of the Board of Directors and annually evaluating its own performance. The Committee also makes recommendations to the Board of Directors regarding corporate governance guidelines. The Committee has sole authority to retain any search firm to be used to identify director candidates. The Committee has hired two executive search firms to help identify and perform preliminary screenings of director candidates. Stockholders wishing to recommend candidates for consideration by the Nominating and Corporate Governance Committee should submit to the Secretary of the Company the name, a statement of qualifications and the written consent of any candidate. Recommendations will be brought to the attention of the Nominating and Corporate Governance Committee for consideration. Stockholder recommendations will be given equal consideration with, and using the same criteria as, recommendations made by management, the Board or any outside search firm retained by the Nominating and Corporate Governance Committee. The criteria for evaluating director nominees are:

  •
  The proportion of the Board of Directors who meet the criteria for independence required by the New York Stock Exchange.

  •
  A candidate's proven record of leadership and experience in the candidate's field.

  •
  A candidate's broad understanding of business, financial affairs, and complexities of a business organization.

  •
  A candidate's ability to work with other directors and executives of a corporation in accomplishing a corporation's objectives and representing stockholders.

  •
  A candidate's ability to devote sufficient time to effectively administer the business affairs of the Company.

  •
  A candidate's educational background and expertise in a special area significant to the operations of the Company.

  •
  The diversity of the Board of Directors.

  •
  A candidate's strength of character (i.e. honesty, integrity), independence of opinion and sound business judgment.

  •
  A candidate's history of community involvement and awareness of responsibilities related to employees, customers, and civic and social issues.

  •
  A candidate's potential for a conflict of interest. A director nominee should have no material interests which are materially adverse to, or in conflict with, the interests of the Company.

  •
  Legal considerations regarding a candidate's potential interlocking directorates.

Report of Audit Committee

        The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the independent accountant engaged to audit the Company's financial statements and reviews with them the audit plan and results of the audit. Each engagement of the independent accountant to perform audit or non-audit services is subject to pre-approval by the Audit Committee, as set forth in the Audit Committee charter. The Audit Committee meets with the independent accountants, internal auditor and management to discuss the adequacy of the Company's system of internal controls over financial reporting, the annual and quarterly financial reporting process, and major risk exposures and steps that management has taken to monitor and control such exposures. It also meets with the internal auditor to discuss the results of completed internal audits and oversees the Company's Corporate Compliance Program.

        The Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The Audit Committee discussed with the independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). In addition, the Committee received the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with the independent accountants the accountant's independence from the Company and its management.

        In reliance on the reviews and discussions referred to in the prior paragraph, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2003, for filing with the SEC.

Audit Committee

Ben E. Lynch, Chairman Joseph J. Castiglia	Lois B. DeFleur David M. Jagger

Report of Compensation and Management Succession Committee

        Under the guidance of the Compensation and Management Succession Committee, the Company's overall compensation policy is designed to manage the Company toward enhanced profitability and increased shareholder value. Accordingly, two principles guide the Company's compensation policy for its senior management:

  •
  aligning the financial interests of senior management with those of shareholders, and

  •
  rewarding senior management for superior corporate and individual performance.

        These principles are reflected in the structure of the Company's compensation program, which consists of three basic components: base salary, short-term incentive compensation awards and long-term incentive compensation awards. The Committee continues to place an increased emphasis on the at risk elements of compensation and also recognizes the value of share retention by management. The Committee believes that placing compensation at risk and linking such compensation to performance, and granting a portion of that compensation in the form of equity, better aligns senior management's financial interests with those of shareholders, which in turn supports the Company's overall objective of enhancing long-term shareholder value.

        Based on the Committee's general policy that senior management compensation should be competitive so as to attract and retain talented executives, base salaries are generally targeted at competitive levels, subject to adjustment by the Committee depending on the individual's performance. The Committee retains independent consultants to review executive compensation data and also reviews certain salary surveys to assist in its decision-making. The Committee also considers a number of quantitative and qualitative factors, including:

  •
  financial and operational achievements;

  •
  the individual's experience and responsibilities;

  •
  the individual's effectiveness in performing those responsibilities; and

  •
  the individual's role in leading or helping the Company respond to the rapidly changing utility industry by developing and implementing effective short-and long-term strategies.

        In evaluating each officer's performance, including the CEO's, the Committee considers their performance within the context of the year experienced by the Company in terms of achieving operating and strategic objectives, as well as their leadership in planning and implementing strategic and operating initiatives designed to increase the Company's long-term value.

        The Company's senior management continued to make excellent progress in 2003 in its overall strategy of transforming the Company into a super-regional, pipes and wires energy services company, while continuing to take the steps necessary to improve the Company's financial condition and maintain sustainable growth in shareholder value. The most recent increase in our common stock dividend represents the seventh consecutive year of dividend growth and total five-year shareholder return continued to exceed the S&P 500 and the S&P Utilities Index.

        In 2003, the Company successfully implemented several important integration initiatives, including the establishment of a shared services organization that consolidated the information systems, purchasing, accounting and finance functions on an enterprise-wide basis. These efforts were intended to help attain the benefits originally anticipated with the Company's five merger transactions. As a result of these and other cost reduction efforts, integration savings, which were previously estimated at over $80 million annually, are now expected to total approximately $100 million annually by 2006. The Company also sold two non-core businesses and reached an agreement to sell RG&E's Ginna Nuclear Power Plant. The Company reduced its debt by approximately $145 million primarily with cash from the sale of its non-utility businesses.

        Superior customer service continues to be a top priority for the Company. In 2003, all of the Company's utility subsidiaries continued to meet or exceed reliability and customer satisfaction targets established by regulators for electric and natural gas.

        The Committee conducted a formal written CEO appraisal process with input from the Board of Directors on the CEO's performance. The CEO's total compensation reflects the Committee's evaluation measured against the criteria established by the CEO appraisal process. The Committee also considered the Company's performance and the CEO's leadership in positioning the Company to meet the challenges of today's energy industry. Unforeseen consequences resulting from an aging energy infrastructure, changes in regulation and dramatic and sudden market changes in energy supply, among other things, continue to challenge the energy industry. The CEO has developed a capable management team and has positioned the Company to manage its business in an effective and efficient manner, despite the significant risks inherent in the energy markets.

        The Committee also considered the CEO's leadership in emphasizing a strong commitment to sound corporate governance practices, which this Committee considers vitally important to the Company's long-term performance. The CEO and the Company's senior management team have managed the Company through difficult times in an ethical and transparent manner. They possess a commitment to good corporate governance practices. In 2003, the Company was rated in the top quartile of S&P 400 companies for excellence in corporate governance. Further enhancements recently undertaken, include:

  •
  adoption of a Board resolution that the Company will not adopt a poison pill, or delete or remove such resolution unless approved by shareholders;

  •
  amendment of the Company's Corporate Governance Guidelines to add director and executive officer stock ownership guidelines;

  •
  decision to seek shareholder ratification at this year's annual meeting of the appointment of the independent public accountants;

  •
  seeking shareholder approval at this year's annual meeting to declassify the Board of Directors and have all directors elected annually; and

  •
  amendment of the 2000 Stock Option Plan to eliminate loan provisions in connection with exercising stock options.

        The Annual Executive Incentive Plan provides for short-term cash performance incentive awards if certain annual goals are achieved. For 2003, annual performance incentive awards were based on earnings targets and individual performance objectives. Awards averaged 55% of the participant's base salary, depending upon the participant's position and the performance levels achieved. See the Bonus column in the Summary Compensation Table, which includes performance incentive awards earned for 2003.

        Awards under the 2000 Stock Option Plan and the Restricted Stock Plan are intended to more closely align the long-term financial interests of management with those of the shareholders by providing long-term incentives to those individuals who can significantly affect the future growth and success of the Company. See the Option/SAR Grants Table for a description of the 2000 Stock Option Plan and awards made under the 2000 Stock Option Plan. See the Restricted Stock column in the Summary Compensation Table for the awards made under the Restricted Stock Plan.

        Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to a company for compensation in excess of one million dollars paid to a company's chief executive officer and each of the next four most highly compensated executive officers, except that qualifying performance-based compensation that meets certain specified criteria is not subject to section 162(m). The Committee's overall policy is designed to increase shareholder value, and tax deductibility is only one factor. Thus, the Committee will review tax consequences as well as other relevant considerations when making compensation decisions within the context of the overall operation of the Company's compensation program and will consider what actions should be taken, if any, to operate the compensation program in a tax-effective manner.

Compensation and Management Succession Committee

Joseph J. Castiglia, Chairman
Richard Aurelio	Ben E. Lynch

Independent Accountants

        During 2003, PricewaterhouseCoopers, in addition to performing audit services, performed certain audit-related and other services for the Company. The Audit Committee has considered the possible effect that the performance of such audit-related and other services has on PricewaterhouseCoopers' independence. The following fees were paid to PricewaterhouseCoopers during 2003 and 2002:

Audit Fees

        Aggregate fees billed for each of the last two fiscal years for professional services rendered for the audit of the Company's consolidated annual financial statements and the reviews of the financial statements included in the Company's Forms 10-Q for the year 2003 were $1,674,686 and for the year 2002 were $1,261,445.

Audit-Related Fees

        Aggregate fees billed for each of the last two fiscal years for assurance and related services related to the performance of the audit of the Company's consolidated annual financial statements and the reviews of the financial statements included in the Company's Forms 10-Q for the year 2003 were $526,700 and for the year 2002 were $262,457, consisting of the following:

	2003 Fees	2002 Fees
Review of Integrated Back-Office Project	$400,000	—
Benefit Plan Audits	$121,700	$159,900
Assessment of Information Technology Controls	—	$102,557
Griffith Oil Filing with Environmental Protection Agency	$5,000	—

Tax Fees

        Aggregate fees billed for each of the last two fiscal years for professional tax services rendered for the year 2003 were $124,911 and for the year 2002 were $298,992, consisting of the following:

	2003 Fees	2002 Fees
Tax Compliance and Refunds	$94,616	$119,940
Acquisition Related Tax Services	—	$59,634
Tax Planning and Advice	$14,380	$119,418
Disposition related Tax Services	$15,915	—

All Other Fees

        The Company did not engage PricewaterhouseCoopers to provide any other services during 2003.

        The Audit Committee has not adopted pre-approval policies or procedures. In addition, none of the services described above were approved under the "de minimis" service exception.

PROPOSAL 2: APPROVAL OF AN AMENDMENT TO THE COMPANY'S CERTIFICATE
OF INCORPORATION TO ELIMINATE THE CLASSIFICATION OF THE BOARD OF DIRECTORS
(Item 2 on proxy card)

        Article 7 of the Company's Certificate of Incorporation provides for the classification of the Board of Directors into three classes, with one class being elected every year for a three-year term. The Board of Directors has determined that the Certificate of Incorporation should be amended to have all directors elected annually.

        In its continuing effort to keep the Company in the forefront of good corporate governance, the Board of Directors considered the arguments for and against continuation of the classified board. A classified board generally acts as one type of defense against hostile takeover attempts. Classification of a board of directors is also believed to provide continuity by assuring that at least a majority of continuing directors remain on the board at all times. However, the Board of Directors considered the regulated environment in which the Company operates and the value of the classified board in light of the regulatory approvals that a hostile acquiror would be required to obtain prior to completing an acquisition of a controlling interest in the Company. The Board believes that accountability is one of the hallmarks of excellence in corporate governance and has determined that all Directors should be equally accountable for the Company's performance and that the stockholders should be able to vote annually on the performance of each Director.

        As further discussed in Proposal 3 below, the Board believes that if this Proposal 2 to declassify the Board is approved by the Company's stockholders, it is also in the best interests of the Company to eliminate cumulative voting in the election of Directors (Proposal 3). It is therefore conditioning the implementation of this Proposal 2 on the stockholders' approval of Proposal 3. If Proposal 3 is not approved by the Company's stockholders, the Company will not amend its Certificate of Incorporation to declassify the Board.

        Although the Company's directors have been elected to three-year terms, the continuing directors and the nominees for Class III directors have each agreed to waive their term length if the proposed amendment and the proposal to eliminate cumulative voting (Proposal 3) are approved by the Company's stockholders. In such event, the term of office of each director would end at the 2005 Annual Meeting of Stockholders, and the Company's directors will be elected for a one-year term at the 2005 Annual Meeting and at each Annual Meeting of Stockholders thereafter.

        The proposed amended Article 7 and the proposed amended Article 4(B)(1) (elimination of cumulative voting) of the Company's Certificate of Incorporation are set forth in Appendix A to this Proxy Statement.

  YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR AMENDMENT OF THE CERTIFICATE OF INCORPORATION TO ELIMINATE THE CLASSIFICATION OF THE BOARD.

PROPOSAL 3: APPROVAL OF AN AMENDMENT TO THE COMPANY'S
CERTIFICATE OF INCORPORATION TO ELIMINATE CUMULATIVE
VOTING IN THE ELECTION OF DIRECTORS
(Item 3 on proxy card)

        Under applicable New York law, directors are elected by a plurality of votes cast, unless a company's certificate of incorporation provides otherwise. Article 4(B)(1) of the Company's Certificate of Incorporation provides for cumulative voting with respect to the election of Directors. Cumulative voting permits a holder of common stock to cast votes equal to the number of directors to be elected multiplied by the number of shares held by such stockholder. A stockholder may allocate his or her total votes to a single candidate or may allocate those votes among as many candidates as he or she chooses. The effect of cumulative voting is that a stockholder or group of stockholders holding substantially less than a majority of the outstanding voting shares of a company may aggregate their votes and be able to elect one or more directors.

        The Board of Directors believes that each Director of the Company should be elected only if such Director receives a plurality of the votes cast and that each Director should represent the interest of all stockholders rather than the interest of a minority stockholder or a special constituency. The Board of Directors believes that the system of electing Directors whereby those Directors are elected who receive a plurality of votes cast by stockholders will best insure that the Board of Directors will act for the benefit of all stockholders.

        The effect of cumulative voting on the election of the Company's Directors will be greatly increased with a declassified Board because under cumulative voting, the more directors that are to be elected, the greater the number of votes that a stockholder may cast for one director. Accordingly, the Board of Directors believes that it is in the best interests of the Company to eliminate cumulative voting if the proposal to declassify the Board (Proposal 2) is approved by the Company's stockholders. However, the Board would not be recommending eliminating cumulative voting if it were not also proposing to the Company's stockholders that they approve the proposed declassification of the Board. It is therefore conditioning the implementation of this Proposal 3 on the stockholders' approval of Proposal 2. If Proposal 2 is not approved by the Company's stockholders, the Company will not amend its Certificate of Incorporation to eliminate cumulative voting.

        Although the Board of Directors does not consider the elimination of cumulative voting as an anti-takeover measure, the absence of cumulative voting could have the effect of preventing stockholders holding a minority of the Company's common stock from obtaining representation on the Board. The elimination of cumulative voting might also, under certain circumstances, render more difficult or discourage a merger, tender offer or proxy contest, the assumption of control by a holder of a large block of the Company's stock or the removal of incumbent management. The Company, however, is not aware of any attempt by a group of stockholders of the Company to elect a Director by using cumulative voting to achieve minority representation on the Board of Directors.

        The proposed amended Article 4(B)(1) and the proposed amended Article 7 (declassification of the Board) of the Company's Certificate of Incorporation are set forth in Appendix A to this Proxy Statement.

YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR AMENDMENT OF THE CERTIFICATE OF INCORPORATION TO ELIMINATE CUMULATIVE VOTING IN THE ELECTION OF DIRECTORS.

PROPOSAL 4: APPROVAL OF EMPLOYEES' STOCK PURCHASE PLAN
(Item 4 on proxy card)

        Employees of the Company and certain of its subsidiaries may buy the Company's common stock through the Company's Employees' Stock Purchase Plan (the "Plan"). The Plan has been in effect since 1960. The Plan was amended and restated to provide for the purchase of the Company's common stock when it became the parent of New York State Electric & Gas Corporation in May 1998. The Plan is not qualified under the Internal Revenue Code. Stockholder approval is being sought for the plan at this time under recently adopted listing standards of the New York Stock Exchange that require stockholder approval for certain equity compensation plans.

        The following description of the Plan is a summary and is qualified by reference to the complete text of the Plan, which is attached hereto as Appendix B.

Administration

        The Plan is administered by a committee known as the Employees' Stock Purchase Plan Administration Committee (the "Committee"), the membership of which is designated by the Chairman of the Company. An Employees' Nominee, who acts on behalf of those participating in the Plan, is designated by the Committee.

Eligibility

        Any regular full-time employee of the Company or its participating subsidiaries (the "Participating Companies") who has completed five months or more of service, including an officer of the Company, is eligible to participate in the Plan, provided that the employee is in the active service of a Participating Company or on an approved leave of absence on the day the employee's application is received. As of January 31, 2004, approximately 4,455 employees were eligible to participate in the Plan.

Method of Participation

        Participation in the Plan requires the employee to make payroll deductions in weekly or biweekly payroll periods up to a maximum of 10% of employee's annual basic wage or salary in effect at the time the deduction will be made. The Committee may adopt procedures for employees of a new

Participating Company to participate in the Plan immediately after their employer becomes a Participating Company.

Contributions

        The Participating Companies pay the full administrative costs of the Plan including brokerage costs. In addition, a Participating Company may contribute at their option and subject to the approval of the Committee an amount up to 10% of their employees' payroll deduction toward the purchase of additional Company common stock.

Purchase and Pricing of Stock

        Purchases of stock are made at least once in each month on behalf of the participating employees, by an agent independent of the Company designated by the Committee, to the extent of available funds provided from payroll deductions, Participating Company contributions and any dividends. Such agent may also act as executing broker for such purchases.

        The price per share of stock purchased by the employee is determined by dividing the sum of the total number of shares purchased during the current six month period and the number of shares purchased but remaining undistributed from the prior six month period, into the sum of the total cost of shares purchased in the current six month period and the total cost of the undistributed shares purchased during the prior six-month period.

Election to Withdraw

        An employee may elect to withdraw from the Plan on 30 days prior written notice to the Committee. Following the end of the six-month period, a certificate representing any full shares purchased, and any remaining cash balance, will be sent to the withdrawing participant. An employee who withdraws from the Plan may not re-enter the Plan less than a year after such withdrawal.

Termination of Employee's Rights

        If the employment of any employee is terminated for any reason, including death or retirement, such employee's rights under the Plan immediately cease. Following the end of the six-month period, a certificate representing any full shares purchased, and any remaining cash balance, are sent to the employee.

        Employees are not permitted to sell, assign, transfer, pledge or otherwise dispose of or encumber their rights to participate in the Plan, or any interest they may have in the Plan and only employees may exercise such rights and interests.

Termination or Amendment of the Plan

        The Board of Directors has the right to amend, modify, suspend or revoke the Plan at any time without notice. However, under the New York Stock Exchange's new listing standards, material modifications to the Plan must be approved by the Company's stockholders.

Miscellaneous

        Dividends on shares of stock during each six-month period are added to the funds for purchase of stock and allocated to the participants on an equitable basis. Any rights issued on stock held in the Plan are sold and the proceeds added to the funds for the purchase of stock and allocated to the participants on an equitable basis.

        The Participating Companies' contributions toward the purchase of the Company's stock is compensation to the employee and, therefore, is taxable income.

        The amount of employer contributions during 2003 for Messrs. Von Shack, Jasinski, McClain, Rude and Kump were $0, $0, $780, $240 and $360 respectively. The total contributions for the 12 executive officers of the Company as a group were $5,885 and were $94,749 for all other plan participants.

YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR
THE EMPLOYEES' STOCK PURCHASE PLAN.

PROPOSAL 5: RATIFICATION OF APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP
AS INDEPENDENT PUBLIC ACCOUNTANTS
(Item 5 on proxy card)

        The Audit Committee has appointed PricewaterhouseCoopers, LLP, a firm of independent certified public accountants, as our independent public accountants for 2004. Although stockholder approval of the Audit Committee's appointment is not required by law, the Board of Directors believes that it is good corporate governance to give stockholders an opportunity to ratify this selection. If this proposal is not approved at the Annual Meeting, the Audit Committee may reconsider its selection.

        Even if the appointment is ratified, the Audit Committee may, in its discretion, change the appointment at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU RATIFY THE APPOINTMENT OF PRICEWATERHOUSECOOPERS AS INDEPENDENT PUBLIC ACCOUNTANTS FOR 2004.

Deadline For Stockholder Proposals

        For a stockholder proposal to be considered for inclusion in our proxy statement and form of proxy for the 2005 Annual Meeting, it must be received by the Company's Secretary at 52 Farm View Drive, New Gloucester, Maine 04260 by December 27, 2004. As discussed above, the Nominating and Corporate Governance Committee will consider nominations made by stockholders. In addition, under our by-laws if, at a meeting of stockholders, you wish to nominate candidates for election to the Board of Directors or if you wish to bring any matter before the 2005 Annual Meeting (other than those matters included in our proxy material), you must notify the Company's Secretary in writing no later than March 20, 2005 and no earlier than February 18, 2005. The notice must also contain: (a) in the case of a nomination for election to the Board of Directors, the consent of the nominee and certain information concerning the proposed nominee, or, in the case of business to be brought before the meeting, a brief description of such business and the reasons for conducting the business at the meeting, (b) the stockholder's name and record address, (c) the class and number of shares of the Company's common stock that are owned by the stockholder, (d) a description of any arrangement between the stockholder, the proposed nominee and any other person or any arrangement between the stockholder and any other person in connection with the proposal of such business by the stockholder, and a description of any material interest of such stockholder in the business to be brought before the meeting, and (e) a representation that the stockholder intends to appear in person or by proxy to nominate such person or present such business before the meeting.

        SEC regulations permit the Company to exercise discretionary voting authority to vote on a matter brought before the annual meeting that is not included in the Company's proxy statement if the Company does not have notice of the matter between 90 days and 120 days prior to the anniversary date of the prior year's annual meeting. In addition, the Company may exercise discretionary voting authority if it receives timely notice of a matter (as described in the preceding sentence) and if it describes the nature of such matter and how it intends to vote on such matter in its proxy statement. Accordingly, any such notice must be received by the Company's Secretary in writing no later than March 20, 2005 and no earlier than February 18, 2005.

Other Matters

        We do not know of any other matters of business to be presented for action at the meeting. However, the enclosed form of proxy will confer discretionary authority for the transacting of any such other and further business if properly brought before the meeting or any adjournment thereof. If any such business is so brought before the meeting, the persons named in the enclosed form of proxy, or their substitutes, will vote according to their discretion.

        The proxy is revocable by you at any time before the exercise thereof, and the giving of such proxy will not affect your right to vote in person, should you later find it convenient to attend the meeting.

        The Company believes that because it is proposing to declassify the Board effective as of the 2005 Annual Meeting of Stockholders, it is essential that it retain directors who can provide the continuity in knowledge and experience necessary to contribute to the stability and overall success of the Company.

Therefore, the Company's Board amended By-Law No. 10 to provide that the 70-year age limitation does not apply in connection with the election of directors at the 2004 Annual Meeting. Although the nominees for Class III directors are standing for election for a three year term, they have each agreed to waive their term length and will be subject to the age limitation of By-Law No. 10 in 2005 if the proposal to eliminate classification of directors and the proposal to eliminate cumulative voting are approved by the Company's stockholders. The third paragraph of By-Law No. 10 was amended to read as follows: "No director who shall have attained the age of 70 shall stand for re-election as a director; provided, however, that such age limitation shall not apply in connection with the election of directors at the 2004 Annual Meeting of Stockholders."

        State law requires the Company to inform stockholders of the initiation or renewal of insurance indemnifying itself and its officers and directors. This insurance, which is carried with Associated Electric & Gas Insurance Services Limited (AEGIS), Energy Insurance Mutual Limited (EIM), Houston Casualty Company, Corporate Officers and Directors Assurance, Allied World Assurance Company, ARCH and Starr Excess International, has been renewed for one year beginning October 28, 2003, at a premium of $4,305,541. In addition, the Pension Trust Liability Insurance, which is carried with Chubb Insurance Company, American International Group (AIG), AEGIS, EIM, Zurich American Insurance Company and Axis Specialty Insurance, Co. covering the Company, its subsidiaries, and its directors and those officers considered fiduciaries under the Employee Retirement Income Security Act of 1974, has been renewed for one year beginning September 1, 2003 at a premium of $577,404.

Cost of Solicitation

        The accompanying proxy is solicited on behalf of the Board of Directors. The costs of this solicitation, including reimbursement of charges of brokerage houses and others for their expenses in forwarding proxy materials to beneficial owners of stock, will be paid by the Company. In addition, directors, officers, and employees of the Company or of its subsidiaries may solicit proxies by telephone, telegram or in person, without additional compensation. The Company has retained Innisfree M&A to aid in the solicitation of proxies at an anticipated fee of approximately $12,000, plus reimbursement of out-of-pocket expenses incurred by that firm on behalf of the Company.

                      By Order of the Board of Directors,
                      Robert D. Kump
                       Vice President, Treasurer & Secretary

Dated: April 2X, 2004

APPENDIX A
PROPOSED AMENDMENTS TO THE
CERTIFICATE OF INCORPORATION

1.
Article 4(B)(1) of the Certificate of Incorporation would be revised to provide as follows:

(1)
Common Stock

          Each share of Common Stock shall have one vote. Subject to any voting rights which may vest in holders of Preferred Stock under the provisions of any series of Preferred Stock established by the Board of Directors pursuant to authority herein provided and except as otherwise provided by law, the exclusive voting power for all purposes shall be vested in the holders of Common Stock. Subject to the rights of the holders of Preferred Stock under the provisions of any series of Preferred Stock established by the Board of Directors pursuant to authority herein provided, the holders of Common Stock shall be entitled to receive such dividends, in cash, securities, or property, as may from time to time be declared by the Board of Directors. In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, after payment or provision for payment shall have been made of the amounts to which the holders of Preferred Stock shall be entitled under the provisions of any series of Preferred Stock established by the Board of Directors pursuant to authority herein provided, the holders of Common Stock shall be entitled, to the exclusion of the holders of the Preferred Stock of any series, to share ratably, according to the number of shares held by them, in all remaining assets of the Corporation available for distribution.

2.
Article 7 of the Certificate of Incorporation would be revised to provide as follows:

        7.     The directors shall be elected to hold office for terms expiring at the next annual meeting of stockholders and until their successors have been elected and qualified.

A-1

APPENDIX B
EMPLOYEES' STOCK PURCHASE PLAN

ENERGY EAST CORPORATION
EMPLOYEES' STOCK PURCHASE PLAN

Purpose

        The Plan is designed to afford all eligible employees of Energy East Corporation (the "Company") and certain of its subsidiaries a convenient means to participate in the ownership of the Company through the purchase of the Company's common stock and thereby encourage their best efforts to further the continued success and growth of the Company's business.

Eligibility

        Any regular full-time employee of the Company or any other Participating Company who has completed five months or more of service, including officers of the Company or any of the Participating Companies (hereinafter referred to as an "employee") will be eligible to participate in the Plan, provided that the employee is in the active service of the Company or any of the Participating Companies or on an approved leave of absence on the day the employee's application is received. "Participating Companies" means the Company and any of the Company's subsidiaries that have elected to participate in the Plan.

Method of Participation

        Participation in the Plan will require that the employee complete an appropriate application for payroll deductions in weekly or bi-weekly payroll periods. Such application for participation must be made at least two weeks in advance of each six month period that begins on January 1 and July 1 of each year. Subscriptions will be accepted on a payroll deduction basis, with a minimum of $4.00 weekly or $9.23 bi-weekly and a maximum of 10% of employee's basic wage or salary in effect at the time the deduction will be made.

        The Employees' Stock Purchase Plan Administration Committee may adopt procedures for employees of a new Participating Company to participate in the Plan immediately after their employer becomes a Participating Company.

Contributions

        The Participating Companies will pay the full administrative costs of the Plan including brokerage costs. In addition, Participating Companies may contribute, at their option and subject to approval of the Employees' Stock Purchase Plan Administration Committee, an amount up to 10% of the employee's payroll deduction toward the purchase of stock.

Administration

        The Plan will be administered by a Committee to be known as the Employees' Stock Purchase Plan Administration Committee, the membership of which will be designated by the Chairman of the Company. The Employees' Nominee, who will act on behalf of those participating in the Plan, will be designated by the Committee.

Purchase and Pricing of Stock

        Purchase of stock will be made at least once in a each month on behalf of the participating employees, by an agent independent of the Company designated by the Employees' Stock Purchase Plan Administration Committee, to the extent of available funds provided from payroll deductions, Participating Companies' contributions and any dividends or proceeds from the sale of any rights received for shares purchased but not yet distributed to employees. Such agent may also act as executing broker for such purchases.

        The price per share of stock purchased by the employee will be determined by dividing the sum of the total number of shares purchased during the current six month period and the number of shares purchased but remaining undistributed from the prior six month period, into the sum of the total cost of shares purchased in the current six month period and the total cost of the undistributed shares purchased during the prior six month period.

Issuance of Certificates

        As soon after the end of each six month period as possible, certificates representing full shares purchased from funds made available will be sent to the employee purchaser, unless the employee purchaser has elected to credit such shares to the employee purchaser's investor services program account, formerly known as the dividend reinvestment plan account. The employee will also receive a statement of account showing cash available for purchase of stock, shares purchased, price per share and any cash balance remaining.

Election to Withdraw

        An employee may elect to withdraw from the Plan on 30 days' prior written notice to the Employee's Stock Purchase Plan Administration Committee. Following the end of the six month period, a certificate representing any full shares purchased, and any remaining cash balance, will be sent to the withdrawing participant, unless with respect to the full shares purchased the withdrawing participant has elected to credit such shares to the withdrawing participant's investor services program account, formerly known as the dividend reinvestment plan account. An employee who withdraws from the Plan may not re-enter in less than a year after such withdrawal.

Termination of Employee's Rights

        If the employment of any employee is terminated for any reason, including death or retirement, the employee's rights under the Plan shall immediately cease. Following the end of the six month period, a certificate representing any full shares purchased, and any remaining cash balance, will be sent to the employee, unless with respect to the full shares purchased the employee has elected to credit such shares in the employee's investor services program account, formerly known as the dividend reinvestment plan account.

        In the event that the payroll deductions of an employee, or participation in the Plan pursuant to its provisions, are interrupted or interfered with by reason of any legal process, a withdrawal notice will be considered as having been received from the employee at such time and the employee's participation in the Plan shall cease.

        No employee shall be permitted to sell, assign, transfer, pledge or otherwise dispose of or encumber his or her rights to participate in the Plan, or any interest the employee may have in the Plan and such rights and interests may be exercised only by the employee. Except as may otherwise be provided by law, such right and interest in the Plan shall not be liable for or subject to the debts, contracts or liabilities of the employee. In the event of any act by the employee, or the assertion of any claim by another party against the employee or the employee's rights and interests in the Plan, in derogation of these provisions, a notice of withdrawal will be considered as having been received from the employee, and the employee's rights under the Plan shall terminate.

Miscellaneous

        Dividends on shares of stock during each six month period will be added to the funds for purchase of stock and allocated to the participants on an equitable basis. Any rights issued on stock held in the Plan will be sold and the proceeds added to the funds for the purchase of stock and allocated to the participants on an equitable basis.

        Employer contributions toward the purchase of the stock is compensation to the employee and, therefore, is taxable income.

Termination or Amendment of the Plan

        The Board of Directors of the Company reserves the right to amend, modify, suspend or revoke the Plan at any time without notice, but no modification may be made by the Board which will alter the proportionate benefits under the Plan as between officers and other employees. In the event of suspensions or revocation, a notice of withdrawal will be considered as having been received at the time such suspension or revocation becomes effective from each participating employee and a certificate representing any full shares purchased, and any remaining cash balance, will be sent to the employee, unless with respect to any full shares purchased the employee has elected to credit such shares to the employee's investor services program account, formerly known as the dividend reinvestment plan account. No amendment or modification of the Plan shall be applicable with respect to a completed purchase period.

Mark here for address change or comments	☐
PLEASE SEE REVERSE SIDE

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1, 2, 3, 4 AND 5.

1.	Election of Directors, as provided in the Company's Proxy Statement.	FOR ALL Nominees listed ☐		WITHHOLD AUTHORITY to vote for all Nominees listed ☐	4.	To approve an existing employee stock purchase plan.	FOR ☐	AGAINST ☐	ABSTAIN ☐
(Instructions: TO WITHHOLD AUTHORITY to vote for any individual nominee, print that nominee's name on the line provided below.)					5.	To ratify the appointment of PricewaterhouseCoopers LLP as independent public accountants.	FOR ☐	AGAINST ☐	ABSTAIN ☐
01—R. Aurello, 02—J.A. Carrigg, 03—D.M. Jagger, 04—B.E. Lynch.
					The undersigned hereby revokes any other proxy to vote at such Annual Meeting, and hereby ratifies and confirms all that said attorneys and proxies, and each of them, may lawfully do by virtue hereof. With respect to matters not known at the time of the solicitations hereof, said proxies are authorized to vote in accordance with their best judgement.
2.	To approve an amendment to the Certificate of Incorporation to eliminate the classification of the Board of Directors.	FOR ☐	AGAINST ☐
ABSTAIN
				☐ NOTE: This proxy should be marked, dated and signed by the stockholder(s) exactly as his name appears hereon, and returned promptly in the enclosed envelope. Persons signing as a fiduciary should so indicate. If shares are held by joint tenants or as community property, both must sign.
3.	To approve an amendment to the Certificate of Incorporation to eliminate cumulative voting in the election of Directors.	FOR ☐	AGAINST ☐	ABSTAIN ☐

Signature	Date

IMPORTANT: Please sign this ballot exactly as your name appears elsewhere on this ballot.

Detach here from proxy voting card.

Vote by Internet or Telephone or Mail
24 Hours a Day, 7 Days a Week

Telephone and Internet voting is available through 11:59 PM EST the day prior to annual meeting day.

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet http://www.eproxy.com/eec		Telephone 1-800-435-6710		Mail
Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.	OR	Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone,
you do NOT need to mail back your proxy card.

This proxy card is solicited on behalf of the Board of Directors of

ENERGY EAST CORPORATION

Annual Meeting of Stockholders

The undersigned appoints K.M. Jasinski, R.D. Kump, R.E. Rude, or any one or more of them, with power of substitution, proxies of the undersigned, to vote, as specified below, and in their discretion with respect to any other business properly brought before the meeting, all shares of stock of Energy East Corporation which the undersigned is entitled to vote at the Annual Meeting of Stockholders of said Corporation to be held on June 18, 2004, and at any adjournment thereof.

This proxy, when properly executed, will be voted as directed, or if no contrary direction is indicated, will be voted FOR all the proposals and as said proxies shall deem advisable on such other business as may come before the meeting.

(Continued and to be signed on the other side.)

Address Change/Comments (Mark the corresponding box on the reverse side)

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Detach here from proxy voting card.

QuickLinks

ENERGY EAST CORPORATION Albany, New York Portland, Maine
PROXY STATEMENT Annual Meeting of Stockholders To be held June 18, 2004
PROPOSAL 1: ELECTION OF DIRECTORS (Item 1 on proxy card)
Comparison of Five-Year Cumulative Return Energy East Corporation, S&P 500 and S&P Utilities
Summary Compensation Table
Option/SAR Grants in Last Fiscal Year 2003
Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year-End Option/SAR Values 2003
Audit Committee
Compensation and Management Succession Committee
PROPOSAL 2: APPROVAL OF AN AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION TO ELIMINATE THE CLASSIFICATION OF THE BOARD OF DIRECTORS (Item 2 on proxy card)
PROPOSAL 3: APPROVAL OF AN AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION TO ELIMINATE CUMULATIVE VOTING IN THE ELECTION OF DIRECTORS (Item 3 on proxy card)
YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR AMENDMENT OF THE CERTIFICATE OF INCORPORATION TO ELIMINATE CUMULATIVE VOTING IN THE ELECTION OF DIRECTORS.
PROPOSAL 4: APPROVAL OF EMPLOYEES' STOCK PURCHASE PLAN (Item 4 on proxy card)
YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE EMPLOYEES' STOCK PURCHASE PLAN.
PROPOSAL 5: RATIFICATION OF APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT PUBLIC ACCOUNTANTS (Item 5 on proxy card)
APPENDIX A PROPOSED AMENDMENTS TO THE CERTIFICATE OF INCORPORATION
APPENDIX B EMPLOYEES' STOCK PURCHASE PLAN
ENERGY EAST CORPORATION EMPLOYEES' STOCK PURCHASE PLAN
THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1, 2, 3, 4 AND 5.